UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2025

CEVA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-49842	77-0556376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD 20850
(Address of Principal Executive Offices, and Zip Code)

(240) 308-8328
Registrant’s Telephone Number, Including Area Code

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective January 24, 2025, the Board of Directors (the “Board”) of Ceva, Inc. (the “Company”), upon the recommendation of the Nominations and Corporate Governance Committee of the Board, approved an increase to the number of members of the Board from seven (7) to eight (8) and elected Amir Faintuch to serve as an independent member of the Board. Pursuant to his appointment, Mr. Faintuch will serve as a director until the Company’s annual meeting of stockholders in 2025, at which time he is expected to stand for election.

Mr. Faintuch, 56, is currently and has served as the Chief Executive Officer of Volumez, a pioneering leader in the Data Infrastructure as a Service (DIaaS) sector, since December 2022. Previously, Mr. Faintuch held senior executive management positions spanning technical and business responsibilities at leading technology companies including: GlobalFoundries, where he was Senior Vice President and General Manager of the Computing, Wired Infrastructure and Storage business; Intel Corporation where he served as Senior Vice President and General Manager of Platform Engineering; and Qualcomm, where his roles included President of Qualcomm Atheros. Mr. Faintuch started his corporate career at Texas Instruments where he was responsible for establishing the company’s technical and market leadership in mobile connectivity technologies such as Bluetooth, Wi-Fi, GPS and NFC. Mr. Faintuch holds a bachelor’s degree in economics and business administration from Haifa University in Israel and a dual MBA degree in high technology management from the Kellogg School of Management at Northwestern University and the Recanati Business School at Tel Aviv University.

There are no arrangements or understandings between Mr. Faintuch and any other persons, in each case, pursuant to which Mr. Faintuch was appointed to serve on the Board. There are no family relationships between Mr. Faintuch and any other director or executive officer of the Company, nor is he a participant in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s non-employee director compensation policy, Mr. Faintuch will be entitled to receive an annual cash retainer of $40,000, which would be pro-rated based on Mr. Faintuch’s date of appointment, and an annual director restricted stock unit grant of $124,670 under the Company’s Amended and Restated 2011 Stock Incentive Plan. The restricted stock units vest over a two-year period, with the first 50% vesting after the first anniversary of the grant date and the remainder vesting on the second anniversary of the grant date. A form of the director restricted stock unit agreement was filed as Exhibit 10.22 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 7, 2024 (the “2024 10-K”) and is incorporated herein by reference.

The Company also intends to enter into its standard director indemnification agreement with Mr. Faintuch, the form of which was filed as Exhibit 10.4 to the 2024 10-K and is incorporated herein by reference.

A copy of the press release, dated January 29, 2025, announcing Mr. Faintuch’s appointment is attached and filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release of Ceva, Inc., dated January 29, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: January 29, 2025	By:	/s/ Yaniv Arieli
	Name:	Yaniv Arieli
	Title:	Chief Financial Officer